UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

5/23/2022
Date of Report (date of earliest event reported)
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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	AMPS	New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.00	AMPS WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.
On May 23, 2022, Altus Power, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in Stamford, CT. At the Annual Meeting, 128,125,522 shares of the Company’s Class A common stock were represented in person or by proxy. This represented approximately 83.3% of the 153,648,830 shares of Class A common stock outstanding as of the close of business on March 28, 2022, the record date for the Annual Meeting. At the Annual Meeting, the stockholders of the Company voted on the following two proposals, each of which is described in detail in the Proxy Statement filed with the Securities and Exchange Commission on April 13, 2022.

1.Election of Directors: The Company’s stockholders elected the following directors to each serve until the next Annual Meeting or until a successor is duly elected and qualified. The voting results were as follows:

Nominee Name	Position	Votes For	Votes Withheld	Broker Non-Votes
Richard N. Peretz	Director	124,668,412	935,343	2,521,767
Sharon R. Daley	Director	124,671,026	932,729	2,521,767
Sarah E. Coyne	Director	124,670,816	932,939	2,521,767

2.Ratification of Appointment of Independent Auditor: The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

	Votes For	Votes Against	Abstain
Deloitte and Touche LLP	127,227,508	6,588	891,426

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 26th day of May, 2022.

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director